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                                                                   EXHIBIT 10.18

[XACCT LOGO]

                               XACCT TECHNOLOGIES

                            GLOBAL TEAMING AGREEMENT

     THIS TEAMING AGREEMENT (together with all Project Supplements hereto, this "AGREEMENT") is made and entered into as of by and between, XACCT TECHNOLOGIES, INC.("XACCT"), a Delaware corporation with offices at 2855 Kifer Road, Suite 105, Santa Clara, California 95051, and ("TEAM MEMBER"), a corporation with offices at . XACCT and the Team Member are sometimes referred to herein collectively as the "TEAM MEMBERS" and individually as a "TEAM MEMBER".

                                   WITNESSETH:

     WHEREAS, from time to time the Team Members identify or are given opportunities relating to the performance of services in the field of communications and network operational support systems, including, without limitation, receiving requests for proposals issued by, and other inquiries from, third parties (collectively, the "OPPORTUNITIES");

     WHEREAS, the Team Members believe that they offer complementary products and/or services and that a cooperative effort between them will be mutually beneficial in responding to or pursuing any Opportunities which the parties mutually agree to respond to or pursue on a joint basis pursuant the terms of this Agreement; and

     WHEREAS, the Team Members desire to enter into this Agreement to provide for the joint preparation of proposals or other joint marketing and sales efforts in response to any business Opportunity that the Team Members elect to jointly pursue, the allocation of work to be performed under any contract awarded by a customer for the performance of the projects arising from any Opportunity, and certain other matters, all as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Team Members hereby covenant and agree as follows:

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                                   SECTION 1.

                   OPPORTUNITIES; ALLOCATION OF RESPONSIBILITY

     1.1 This Agreement and the obligations of the Team Members hereunder shall relate only to those requests for proposals issued by, inquiries from, or other Opportunities with, third parties ("CUSTOMERS") that the Team Members expressly agree shall become subject to this Agreement (collectively, the "JOINT OPPORTUNITIES") and the related projects that the Team Members expressly agree shall also become subject to this Agreement (collectively, the "JOINT PROJECTS") as set forth below. Opportunities and related projects shall become Joint Opportunities and Joint Projects subject to this Agreement. Each Project may also require additional terms and conditions governing the respective rights and obligations of the Team Members with respect to the Joint Opportunity and related Joint Project.

     1.2 It is understood and agreed that neither Team Member shall have any obligation to notify the other Team Member of the existence of any Opportunity or to agree to subject, or offer to subject, any Opportunity or related project to this Agreement. It is further understood and agreed that each Team Member has the absolute right to pursue any Opportunity alone or with third parties, unless the Team Member receiving or identifying the Opportunity elects, in its sole discretion, to notify the other of the Opportunity, offers to subject the Opportunity to this Agreement and the parties do so in accordance with Section
1.1 above. Nothing contained herein shall be deemed to restrict either Team Member from quoting, offering to sell, or selling to others any items or services that it may regularly offer for sale, even though such items or services may be included in a proposal in response to any Joint Opportunity.

     1.3 Except for any direct damages arising as a consequence of a breach of this Agreement, any and all cost, expense or liability to either Team Member arising out of or related to this Agreement shall be paid by the Team Member incurring such cost, expense or liability, and neither Team Member shall be liable or obligated to pay any cost, expense or liability paid or incurred by the other.

     1.4 The Team Members concur that joint marketing and sales efforts are mutually beneficial and contribute to improved sales opportunities. The Team Members agree therefore to promote each other's brand and technology as part of their marketing efforts and collateral wherever appropriate in such cases, but not limited to, those described below:

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         (i)      Sales collateral;
         (ii)     Press releases;
         (iii)    Sales training;
         (iv)     Technical sales training;
         (v)      Hyperlinks between web sites;
         (vi)     Trade show participation;
         (vii)    Speaking engagements;
         (viii)   Advertising.

     1.5 The Team Members acknowledge that their respective reputations in the professional and business community will be of significant benefit in enabling the Team Members to attain the objectives and the anticipated benefits under this Agreement. Accordingly, during the term of this Agreement, neither Team Member shall disparage, defame, or publicly criticize the other Team Member or its professional staff or their abilities, nor shall either Team Member undertake actions designed or intended otherwise to impair the other Team Member's reputation or credentials.

                                   SECTION 2.

                              SUBSEQUENT CONTRACTS

     2.1 In the event that a Team Member is awarded a prime contract by a Customer, or the Team Members enter into another arrangement with a Customer, respecting any Joint Opportunity and related Joint Project (each, a "Customer Contract"), the Team Members agree to negotiate in good faith the terms and conditions of a subcontract or other arrangement (each, a "Project Contract") for the portion of such related Joint Project allocated to the other Team Member pursuant to the applicable Project Supplement, if necessary.

     2.2 Each Project Contract shall be consistent with the terms and conditions of the Customer Contract to which it relates (including, without limitation, any Statement of Work) and the applicable Project Supplement.

                                   SECTION 3.

                                   TERMINATION

     3.1 Except as expressly provided in Section 3 hereof, all rights and obligations of the Team Members under this Agreement with respect to any Joint Opportunity and related Joint Project shall terminate as set forth in the applicable Project Supplement.

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     3.2 In the event the rights and obligations of the Team Members under this
Agreement respecting any Joint Opportunity and related Joint Project shall terminate for any reason other than in the case where the parties enter into a Project Contract respecting such Joint Project, either Team Member shall have the right, subject to Section 3 hereof, to pursue business opportunities with the applicable Customer or any third party contractor awarded a contract by such Customer or other third parties for work related to such Opportunity; provided that if such termination or the failure of the Team Members to enter into a Project Contract with respect to such Joint Opportunity is a result of a breach of this Agreement by either Team Member, the defaulting Team Member shall not have the right to pursue such business opportunities.

     3.3 Except as expressly provided in Section 3 hereof, all rights and obligations of the Team Members under this Agreement shall terminate upon the first to occur of any of the following events:

         (a) Expiration of a period of three (3) years following the date hereof, unless such term is extended by mutual agreement of the parties;

         (b) Mutual agreement of the Team Members; or

         (c) A material breach by either Team Member of any of the provisions herein (including in any Project Supplement) and such material breach remains uncured after a period of thirty (30) days following such Team Member's receipt of written notice of such material breach from the other Team Member.

In the event the rights and obligations of the Team Members under this Agreement shall terminate for any reason, the provisions of Section 3.1 above shall apply to all Joint Projects and Joint Opportunities.

                                   SECTION 4.

                                 CONFIDENTIALITY

     4.1 This agreement is contingent upon a duly executed Mutual Non Disclosure Agreement (NDA), between the Team members.

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                                   SECTION 5.

                   LIMITED WARRANTY AND LIMITATION OF REMEDIES

     5.1 Each Team Member warrants that it has the right to enter into this Agreement and fully perform all obligations applicable to it hereunder.

     5.2 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES OR CONDITIONS, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT OR ANY DATA OR INFORMATION PROVIDED HEREUNDER, AND BOTH PARTIES HEREBY DISCLAIM THE IMPLIED WARRANTIES AND CONDITIONS OF NONINFRINGEMENT OF THIRD-PARTY RIGHTS, SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO.

     5.3 Each Team Member shall be responsible for any errors or omissions in the information which it provides.

     5.4 IN NO EVENT SHALL EITHER TEAM MEMBER BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS OR OTHER INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH TEAM MEMBER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER TEAM MEMBER BE LIABLE TO THE OTHER FOR CLAIMS OR DEMANDS BROUGHT AGAINST THE OTHER TEAM MEMBER BY A THIRD PARTY UNDER THIS AGREEMENT, EVEN IF SUCH TEAM MEMBER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   SECTION 6.

                                  MISCELLANEOUS

     6.1 NOTICES. All notices, consents and other communications required or which may be given under this Agreement shall be deemed to have been duly given
(i) when delivered by hand, (ii) three (3) days after being mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) when received by the addressee if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to a party at its address set forth below (or to such other address(es) as such party may hereafter designate as to itself by notice to the other party hereto):

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         If to XACCT:

                            XACCT Technologies, Inc.
                            2855 Kifer Rd., Suite 105
                            Santa Clara, CA 95051
                            Attn:      Anil Uberoi
                            Facsimile: 1-408-654-9904

         If to      :
               -----

                            Attn:      -----
                            Facsimile: -----

     6.2 MODIFICATION. This Agreement may not be amended or modified, nor may any right or remedy of any Team Member be waived, unless the same is in writing and signed by a duly authorized representative of such Team Member.

     6.3 NO IMPLIED LICENSE. Nothing hereunder shall be construed as granting any licenses, whether explicitly, impliedly or by estoppel, to any intellectual property rights of any Team Member to the other.

     6.4 WAIVER. No failure or delay by either Team Member in exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Team Members provided in this Agreement are cumulative and not exclusive of any rights or remedies provided under this Agreement, by law, in equity or otherwise.

     6.5 ASSIGNMENT. Neither Team Member may assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, except either Team Member may, upon prior written notice to the other Team Member (but without any obligation to obtain the consent of such other Team Member), assign this Agreement or any of its rights hereunder to any person or entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of such Team Member, provided such person or entity agrees in writing to assume and be bound by all of the obligations of such Team Member under this Agreement. Any attempted assignment or transfer in contravention of this Subsection 6.5 shall be void and of no force and effect. This Agreement shall

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be binding upon and inure to the benefit of the Team Members and their respective legal representatives, successors and permitted assigns.

     6.6 INDEPENDENT CONTRACTORS. This Agreement shall not be construed to establish any form of partnership, agency, or joint venture of any kind between the Team Members; not to constitute either Team Member as an agent, employee, or legal representative of the other; and nothing in this Agreement shall create any relationship between The Team Members other than that of an independent contractor. Neither Team Member shall have any responsibility or liability for the actions of the other Team Member, except as specifically provided herein. Neither Team Member shall have any right or authority to bind or obligate the other in any manner or make any representation or warranty on behalf of the other. No profits, losses or costs will be shared under any provision of this Agreement or as a result of either Team Member's efforts in connection with any Joint Opportunity and securing an award of any Customer Contract.

     6.7 FURTHER ASSURANCES. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of any other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

     6.8 GOVERNING LAW AND JURISDICTION. This Agreement, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of California, without reference to the principles of conflicts of law. Each Team Member hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the federal or state courts located in the State of California, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

     6.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Team Members and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof. The Project Supplements executed in connection herewith from time to time are incorporated into and made a part of this Agreement to the same extent as if set forth in full herein; any use of the phrase "this Agreement" shall include, without limitation, such Project Supplements.

     6.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

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     6.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     6.12 HEADINGS AND INTERPRETATION. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.

     6.13 NO SOLICITATION. Neither Team Member shall directly or indirectly solicit, recruit or accept from third parties services provided by, any employee of the other that participated in the preparation of any proposal or any other marketing effort relating to a Joint Opportunity or the performance or negotiation of this Agreement, any Customer Contract or any Project Contract, as the case may be, during the term of this Agreement and any resulting Customer Contract that such employee performed services with respect to (if applicable) and for a period of one (1) year thereafter.

                                   SECTION 7.

                                   APPLICATION

     7.1 PRICING. Each Team Member is solely responsible for establishing the prices for its own products and services.

     7.2 BUSINESS OPPORTUNITY. In the event that the Team Members pursue a business opportunity under this Agreement and fail to persuade a customer to use their products and/or services jointly through execution of a customer contract, either Team Member may independently pursue a business opportunity with that customer. Notwithstanding the foregoing, a Team Member may not pursue a business opportunity with a customer, if that Team Member breached this Agreement and such breach prevented the Team Member from serving that customer a joint project under this Agreement.

     7.3 LOCATION. This Agreement shall be applicable on a global basis, regardless of the location of the Team Member's subsidiaries, branches and affiliates.

     7.4 TRAINING. Each Team Member agrees to provide a standing invitation to the other Team Member allowing their direct employees to attend their training courses on a space available basis at a reduced cost.

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         IN WITNESS  WHEREOF,  the Team  Members  have caused  their  authorized representatives to execute this Agreement as of the date first written above.

                                   XACCT TECHNOLOGIES, INC.
                                   2855 Kifer Rd., Suite 105
                                   Santa Clara, CA 95051
                                   By:
                                            ----------
                                   Name:    ERIC GRIES
                                            ----------
                                   Title:   President & CEO



                                   By:     ----------
                                   Name:   ----------
                                   Title:  ----------

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